EXHIBIT 10.30

                             AMENDED AND RESTATED

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                        FOR EXECUTIVES AND OFFICERS OF

                              NL INDUSTRIES, INC.




















                                                      as effective May 1, 2001


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                               TABLE OF CONTENTS


ARTICLE ONE
PURPOSES OF PLAN.............................................................1

ARTICLE TWO
DEFINITIONS..................................................................2
      2.1   Administrative Committee.........................................2
      2.2   Beneficiary......................................................2
      2.3   Board............................................................2
      2.4   Code.............................................................2
      2.5   Company..........................................................2
      2.6   Compensation.....................................................2
      2.7   Determination Date...............................................4
      2.8   Employee.........................................................4
      2.9   Employment.......................................................4
      2.10  Interest Credit Rate.............................................5
      2.11  Interest Equivalents.............................................5
      2.12  Participant......................................................5
      2.13  Plan.............................................................5
      2.14  Plan Year........................................................5
      2.15  Principal........................................................6
      2.16  Profitability Target Percentage..................................6
      2.17  Qualified Plan...................................................6
      2.18  Retirement Date................................................. 6
      2.19  Subsidiary.......................................................6
      2.20  Supplemental Compensation Ledger.................................7
      2.21  Top Hat Earnings.................................................7
      2.22  Total and Permanent Disability.................................  7

ARTICLE THREE
ADMINISTRATION...............................................................8
      3.1   Composition of Administrative Committee..........................8
      3.2   Administration of Plan...........................................9
      3.3   Action by Committee..............................................9
      3.4   Delegation.......................................................9
      3.5   Reliance Upon Information........................................9
      3.6   Responsibility and Indemnity....................................10





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ARTICLE FOUR
PARTICIPATION...............................................................11
      4.1   Eligibility of Employees........................................11
      4.2   Designation of Participants.....................................11
      4.3   Notification of Participants and Former Participants............12
      4.4   Contributions...................................................12
      4.5   Special Provisions for any Employee's Initial Plan Year of
              Participation.................................................13
      4.6   Vesting.........................................................13
      4.7   Withholding.....................................................15

ARTICLE FIVE
CREDITING OF CONTRIBUTIONS AND AWARD
OF INTEREST EQUIVALENTS.....................................................16
      5.1   Crediting of Contributions......................................16
      5.2   Interest Equivalents............................................16
      5.3   Determination of Account........................................18

ARTICLE SIX
DISTRIBUTIONS...............................................................18
      6.1   "Parachute" Effect on Amount Distributed........................18
      6.2   Determination Date..............................................19
      6.3   Form and Date of Distributions..................................19
      6.4   Payor of Benefits...............................................19
      6.5   Claims and Appeals Procedures...................................20
      6.6   Facility of Payments............................................22
      6.7   Beneficiary Designations........................................22

ARTICLE SEVEN
RIGHTS OF PARTICIPANTS......................................................23
      7.1   Periodic Statement to Participants..............................23
      7.2   Limitation of Rights............................................24
      7.3   Nonalienation of Benefits.......................................25
      7.4   Prerequisites to Benefits.......................................26

ARTICLE EIGHT
MISCELLANEOUS...............................................................26
      8.1   Amendment or Termination of the Plan............................26
      8.2   Powers of the Company...........................................27
      8.3   Waiver..........................................................27
      8.4   Separability....................................................28
      8.5   Gender, Tense and Headings......................................28
      8.6   Governing Law...................................................28
      8.7   Notice..........................................................28

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      8.8   Incorporation of Certain Provisions of Participants' Contracts
              with the Company............................................. 28
      8.9   Effective Date..................................................29












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                             AMENDED AND RESTATED
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                        FOR EXECUTIVES AND OFFICERS OF
                              NL INDUSTRIES, INC.


                                  ARTICLE ONE

                               PURPOSES OF PLAN

      This Amended and Restated Supplemental Executive Retirement Plan of NL Industries, Inc. and each designated Subsidiary is intended to provide greater incentives for selected executives and officers to attain and maintain the highest standards of performance by enabling such persons to make up for benefits lost due to limits on benefits which are permissible under the Qualified Plan.

      The Plan was initially effective January 1, 1991.

      The plan was amended and restated effective February 9, 2000, as to anyone who became or remained a Participant on or after February 9, 2000. Former Participants remained entitled to benefits under the terms and provisions of the Plan as in effect before that amendment and restatement.

      The Plan is amended and restated effective May 1, 2001, to provide for immediate payment of all fully vested benefits under the plan.







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                                  ARTICLE TWO

                                  DEFINITIONS

      In addition to the terms defined in the text hereof, each term below shall have the meanings assigned thereto for all purposes of the Plan unless the context reasonably requires a broader, narrower or different meaning.

      2.1 Administrative Committee. "Administrative Committee" means the Pension and Employee Benefits Committee (PEBCO) of NL Industries, Inc. which shall administer the Plan pursuant to Article Three hereof. The Board may remove an Administrative Committee member pursuant to the applicable procedures established by the Board.

      2.2  Beneficiary.   "Beneficiary"   means  a  person   designated  by  the
Participant, as provided in Section 6.7, to receive any amounts distributable under the Plan on account of the death of the Participant.

      2.3 Board. "Board" means the board of directors of the Company, or equivalent governing authority, or the duly appointed delegate of such board of directors.

      2.4 Code. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

      2.5 Company. "Company" means NL Industries, Inc. or any successor that assumes the Plan.

      2.6 Compensation. "Compensation" means for any Plan Year the total earnings reportable on the Employee's Form W-2 from the Company, including:

            (a)   base salary or wages, and overtime;

            (b)   incentive awards or bonuses;

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            (c) foreign  service  allowances  which the Company or a  Subsidiary pays. In addition, Compensation includes the following whether or not reportable on Form W-2:

            (d) amounts contributed by the Company or a Subsidiary as an elective deferral on behalf of such Employee to a cafeteria plan described in Section 125 of the Code or under a plan described in Section 401(k) or
      Section 408(k) of the Code, or to any other health, retirement, transportation, or other employee benefit plan;

            (e) amounts paid through the Company for the Employee's services to any other employer, or that would have been paid through the Company if such payment had not been deferred to a qualified plan of such other employer or to a non-qualified plan for officers, directors, or highly compensated employees of such other employer;

            (f) incentive awards or bonuses paid by foreign subsidiaries of the Company.Compensation does not include relocation allowances or relocation bonuses, hiring or "sign on" bonuses, imputed value of group life insurance, tuition refunds, foreign service premiums, any income from stock options, stock appreciation rights, restricted stock, performance award rights, similar fringe benefits or perquisites, any "stay bonuses" or "supplemental bonuses" paid in 1989 or 1990 in connection with the restructuring of the Company.

      If the Company and any Participant enter into any bonus deferral agreement or arrangement, such deferred bonus shall be considered to be part of Compensation in the year in which such bonus would have been received by such Participant if said bonus deferral agreement or arrangement had not been entered into by the Company and the Participant.

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      2.7  Determination  Date.  "Determination  Date" means,  with respect to a
Participant, (i) the date the Participant terminates Employment, whether by retirement on his Retirement Date, death, Disability, or any other voluntary or involuntary reason for departing from active service as a common law Employee of the Company or of a designated Subsidiary, and (ii) effective May 1, 2001, for fully vested Participants, "Determination Date" means May 15, 2001, and then means the last day of each calendar month.

      2.8 Employee. "Employee" means any individual who is a U. S. citizen or U.S. resident, who is an executive or officer of the Company or of any designated Subsidiary, and who is limited as to the benefits which might otherwise be accrued on his behalf under the Qualified Plan because of (i) the limit on projected annual benefits described in Section 415(b) of the Code (and, for years prior to January 1, 2000, Section 415(e) of the Code), and/or (ii) the limit on compensation that may be taken into account under Section 401(a)(17) of the Code; or (in the event the Qualified Plan is frozen), who would be limited as to the benefits theoretically accruable under the Qualified Plan as limited by Section 401(a)(17) of the Code, if the Qualified Plan were an active defined benefit pension plan.

      2.9 Employment. "Employment" means employment by the Company or a Subsidiary. In this regard, neither the transfer of a Participant from employment by the Company to employment by a Subsidiary nor the transfer of a Participant from Employment by a Subsidiary to employment by the Company shall be deemed to be a termination of Employment of the Participant. Moreover, the Employment of a Participant shall not be deemed to have been terminated because of his absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment

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granted by the Company or a Subsidiary for reasons of professional  advancement, education, health, or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of his military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement.

      2.10 Interest Credit Rate. "Interest Credit Rate" means, (i) for unvested Participants for all periods, and for both vested and unvested Participants for periods prior to May 1, 2001, the assumed rate of return on assets used for calculations required by Statement of Financial Accounting Standards No. 87, unless the Board establishes a higher or lower rate with respect to a given Plan Year; and (ii) for vested Participants for periods after April 30, 2001, zero, except that for amounts payable on the May 15, 2001 Determination Date, interest shall continue to be calculated under clause (i) in the preceding sentence until May 15, 2001.

      2.11 Interest Equivalents. "Interest Equivalents" means the amounts credited as interest to a Participant's account in the Supplemental Compensation Ledger, determined and credited as provided in Section 5.2.

      2.12 Participant. "Participant" means an eligible Employee who has been appointed to participate in the Plan pursuant to Section 4.2.

      2.13 Plan. "Plan" means the Supplemental Executive Retirement Plan for Executives and Officers of NL Industries, Inc. set forth herein, and as the same may hereafter be amended from time to time.

      2.14 Plan Year. "Plan Year" means the twelve consecutive month period commencing on January 1 of a particular calendar year and ending on December 31 of such calendar year.

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      2.15 Principal.  "Principal"  means the total amount of all  contributions which have been made to the Plan as reflected in the Participant's account maintained in the Supplemental Compensation Ledger, less any distribution of contributions from the Participant's accounts.

      2.16 Profitability Target Percentage. "Profitability Target Percentage" means 6%, 8%, or 10% depending on whether the A, B, or C profitability target, respectively, under the Company's Variable Compensation Plan, is determined to have been achieved by the Company for the prior calendar year. If the Company determines that a below-A year occurred, the Profitability Target Percentage is zero.

      2.17 Qualified Plan. "Qualified Plan" means the Retirement Programs of NL Industries, Inc. or any successor defined benefit plan maintained by the Company which is intended to qualify under Section 401(a) of the Code. For the purposes of the Plan, the Qualified Plan will be assumed to be a plan that is qualified under Section 401(a) of the Code whether or not the Qualified Plan is covered by a favorable determination letter issued by the Internal Revenue Service.

      If the Retirement Programs of NL Industries, Inc. are frozen or terminated without being replaced by another defined benefit plan, this Supplemental Executive Retirement Plan for Executives and Officers of NL Industries, Inc. shall nevertheless continue to be operated as if an active defined benefit plan still existed.

      2.18 Retirement Date. "Retirement Date" means the date the Participant retires under the terms of the Qualified Plan.

      2.19 Subsidiary. "Subsidiary" means any wholly-owned subsidiary of the Company or of any wholly-owned subsidiary thereof, or any other corporation or business venture in which

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the Company owns, directly or indirectly,  a significant  financial interest, if the Board designates such corporation or business venture to be a Subsidiary for the purposes of this Plan for any period of time, and if the board of directors (or equivalent governing authority) of such corporation or business venture consents to being designated as a Subsidiary.

      2.20 Supplemental Compensation Ledger. "Supplemental Compensation Ledger" means an appropriate record maintained by the Administrative Committee for each Participant pursuant to Section 5.1 hereof which sets forth the name of the Participant and contains separate accounts reflecting (i) the amount of any contributions made to the Plan under the terms of applicable provisions of Article Four of the Plan and (ii) the amount of Interest Equivalents credited thereon pursuant to Section 5.2 hereof. The Supplemental Compensation Ledger shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant under the Plan. A Participant's Supplemental Compensation Ledger shall not constitute or be treated as an escrow or trust fund of any kind.

      2.21 Top Hat Earnings. "Top Hat Earnings" means, for each Participant, his cumulative earnings for the calendar year that exceed the Code Section
401(a)(17) limit for qualified pension benefit plans for the year. For any single month, Top Hat Earnings are: the calendar year's cumulative earnings at the end of the month, less the Code Section 401(a)(17) limit for the year, less the cumulative Top Hat Earnings for all prior months of the calendar year. In months in which the Code Section 401(a)(17) limit for the year has not yet been reached, there are no Top Hat Earnings.

      2.22 Total and Permanent Disability. "Total and Permanent Disability" or "Disability" means a physical or mental condition which renders the Participant incapable of

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performing  the work for which he was  employed or is  qualified by training and experience and which entitles the Participant to participate in the NL Industries, Inc. Long Term Disability Plan and/or qualifies the Participant to receive Social Security disability payments.




                                 ARTICLE THREE

                                ADMINISTRATION


      3.1 Composition of Administrative Committee. The Administrative Committee shall be the Pension and Employee Benefits Committee (PEBCO) of NL Industries, Inc., which is a committee appointed by the Management Development &
Compensation (MD&C) Committee of the Board. The charter and bylaws of PEBCO shall govern wherever such instruments are in direct conflict with the provisions of this Article III. If, however, PEBCO should cease to exist, then the MD&C Committee shall function as the Administrative Committee until the Board appoints a new Administrative Committee of at least two persons.

      Each member of the Administrative Committee shall serve at the pleasure of the Board, and the Board may remove or replace a member of the Administrative Committee pursuant to procedures which shall be established by the Board. A member of the Administrative Committee may also be a Participant. A member of the Administrative Committee who is also a Participant shall not vote or otherwise act on any matter relating solely to himself.

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      3.2  Administration of Plan. The  Administrative  Committee shall operate, administer, interpret and construe the Plan. The Administrative Committee shall have all powers necessary or appropriate to implement the terms and provisions of the Plan, including the power to determine, subject to the provisions of the Plan, the Employees who shall be eligible to participate in the Plan. The determination of the Administrative Committee as to the proper construction, interpretation or application of any terms or provisions of the Plan shall be final, binding, and conclusive with respect to all interested persons.

      3.3 Action by Committee. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before the meeting and shall be the act of the Administrative Committee. In addition, the Administrative Committee may take any other action otherwise proper under the Plan by an affirmative vote, taken without a meeting, of a majority of its members.

      3.4 Delegation. The Administrative Committee may, in its discretion, delegate one or more of its duties to an officer or Employee of the Company or a committee composed of officers and Employees of the Company, but may not delegate its authority to construe the Plan or to make the determinations specified in Section 3.2.

      3.5 Reliance Upon Information. The Administrative Committee shall not be liable for any decision made or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any such decision made or action taken by the Administrative Committee in reliance upon any information supplied to it by any officer of the Company or any Subsidiary, the Company's or any Subsidiary's legal counsel or the

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Company's or any  Subsidiary's  independent  accountants in connection  with the administration of the Plan shall be deemed to have been taken in good faith.

      3.6 Responsibility and Indemnity. No member of the Administrative Committee shall be liable for any act done or any determination made hereunder in good faith. The Company and each Subsidiary hereby agrees to indemnify and hold harmless each member of the Administrative Committee from and against any and all losses, claims, damages, liabilities, costs and expenses, including but not limited to, liability for any judgments or settlements consented to in writing by any such member of the Administrative Committee, which consent will not be unreasonably withheld, and reasonable attorneys' fees arising out of or in connection with or as a direct or indirect result of such member's serving on the Administrative Committee, except only those losses, claims, damages, liabilities, costs and expenses, if any, arising out of, or in connection with, or as a direct or indirect result of, the Administrative Committee member's bad faith, gross negligence or willful neglect of his duties hereunder. Each affected member of the Administrative Committee shall promptly notify the Company and each Subsidiary of any claim, action or proceeding for which such member may seek indemnity. Such indemnity is a continuing obligation and shall be binding on the Company and each Subsidiary and their successors, whether by merger or otherwise, and assigns. In addition, such indemnity shall survive the resignation or removal of the Administrative Committee member and/or the termination of the Plan.




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                                 ARTICLE FOUR

                                 PARTICIPATION
      4.1 Eligibility of Employees. Each Employee shall be eligible to be designated a participant in the Plan pursuant to Section 4.2. The Administrative Committee may from time to time establish additional eligibility requirements for participation in the Plan.

      4.2   Designation of Participants.

            (a) Discretionary Appointment of Participants. The chief executive officer of the Company, in his sole discretion and subject only to the approval of the Board, shall designate those Employees who shall be considered to be active or inactive Participants in the Plan.

            (b) Retroactive Participation. Designation of active participation for any Employee may be made retroactively effective to include years preceding the initial Plan Year in which the Employee is designated a Participant, in which event the account of such active Participant shall be credited with contributions required under the Plan and his account shall be credited with Interest Equivalents required to be credited and shall otherwise be subject to all other terms and provisions of the Plan.

            (c) Discretionary Termination of Participation. The chief executive officer of the Company shall likewise designate any Participant who shall cease active participation in the Plan for reasons other than retirement, death, Disability, or termination of employment, in which event such Participant shall cease to be credited with contributions required under the Plan, but the account of such Participant shall continue to be credited

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      with Interest  Equivalents  required to be credited and shall otherwise be subject to all other terms and provisions of the Plan.

            For unvested Participants, any such discretionary termination of participation shall not be retroactively effective earlier than the last day of the preceding Plan Year. For vested Participants, effective April 30, 2001, discretionary termination of participation shall not be retroactively effective earlier than the last day of the preceding month.

            (d) CEO Participation. The chief executive officer of the Company shall be a Participant (whether active or inactive) in the sole discretion of the Board, subject only to the preceding provisions hereof regarding the effective date of his active or inactive participation.

      4.3 Notification of Participants and Former Participants. As soon as administratively practicable after any Employee is initially designated to be an active Participant, the Administrative Committee shall notify such Employee that he has been designated to be a Participant in the Plan. Any Employee who is a Participant, but whose active participation in the Plan has been designated to cease (for reasons other than retirement, death, Disability, or termination of employment), shall be notified as soon as administratively practicable after the date on which such active participation is to cease, but in no event later than ninety (90) days after such date of his inactive participation, unless a later notification date is reasonably necessary under the circumstances.

      4.4 Contributions. An account shall be established in each Participant's Supplemental Compensation Ledger. For each calendar month of the Plan Year, the amount to be credited for the month shall be calculated by multiplying the Participant's Top Hat Earnings

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for the month by the Profitability Target Percentage that applies for the month.
For the month in which a Participant terminates employment or otherwise ceases to be eligible to continue being a Participant in the Plan, the amount to be credited for such final month shall be based on the Participant's actual Top Hat Earnings for that last month, whether a full or partial month.

      4.5 Special Provisions for any Employee's Initial Plan Year of Participation. In the case of any Participant who the Administrative Committee determines was disadvantaged as a result of the Plan's not being adopted as of an earlier date or the Plan's not being effective as to that Participant as of an earlier date, solely with respect to such Participant's initial designation of participation in the Plan, any designation pursuant to Section 4.2 shall set forth the amount of any contribution credited under the Plan with respect to such Participant's initial Plan Year that is to be credited for a previous year or for previous months within the then current year, both for the purpose of determining vesting in accordance with Section 4.6, and for the purpose of determining Interest Equivalents in accordance with Section 5.2. Any such amounts credited with respect to a previous year or previous months need not be uniformly or consistently determined and may be totally withheld with respect to any such Participant described in the immediately preceding sentence.

      4.6 Vesting. For a Determination Date that is the date of the Participant's death, Total and Permanent Disability, Retirement Date or date of involuntary termination of employment with the Company and all Subsidiaries other than for just cause, amounts credited under the Plan to the Supplemental Compensation Ledger shall be fully vested with respect to such Participant. "Just cause" shall mean any of the following:

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            (a) Any  act of  dishonesty,  including,  but not  limited  to,  any intentional misapplication of the Company's (or Subsidiary's) funds or other property;

            (b) The Participant's gross neglect of his duties; the Participant's gross negligence in the performance of his duties; the Participant's refusal to perform his duties; or willful disobedience of a lawful order or directive given to the Participant by any superior officer of the Company (or Subsidiary) or the Board and within the scope of the Participant's duties;

            (c) The Participant's unsatisfactory performance of his duties that is not cured within fifteen (15) working days after written notice is given to the Participant by the Board specifically identifying the reason(s) why the Board, in its judgment, believes that the Participant's performance is unsatisfactory and what the Participant can do to cure such unsatisfactory performance to the full satisfaction of the Board;

            (d) The Participant's participation in any criminal activity or an activity involving moral turpitude;

            (e) The Participant's immoderate use of alcohol and/or narcotics which adversely affects the performance of his duties; and

            (f) The Participant's violation of the Company's (or Subsidiary's) rules concerning conflicts of interest. The existence of "just cause" shall be determined by the Board in the exercise of its discretion after consultation with legal counsel of the Board's choosing.

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      For any other  Determination  Date, amounts  attributable to contributions which are credited to each account maintained in the Supplemental Compensation Ledger for a Participant shall be vested as follows:

      Completed Years of Service
    with the Company or Subsidiary               Vested Percentage (%)

              Less than 5                                  0%
               5 or more                                  100%

For vesting purposes, years of service shall be determined and credited under the Plan using the same concepts as are used to determine years of service under the Qualified Plan. Any unvested contributions credited to the Participant's account or accounts in the Supplemental Compensation Ledger Account shall be forfeited upon his voluntary termination of Employment. Except as otherwise provided in Section 8.2, notwithstanding any other provision of the Plan to the contrary, should the Company or any Subsidiary dissolve, enter into a sale of substantially all of its assets, or enter into any reorganization incident to which it is not the surviving entity, all amounts which are attributable to contributions which are not already fully vested and are credited to the Supplemental Compensation Ledger account or accounts maintained for the benefit of each Participant who is employed by the Company or the affected Subsidiary, whichever is applicable, may become fully vested as of the earlier of the date of closing or the effective date, whichever may be applicable, of such transaction, provided that the Board consents.

      4.7 Withholding. Required tax withholding for amounts credited to each vested Participant's account will be deducted from such Participant's second payroll of each month, so that vesting and tax withholding are properly coordinated. Withholding taxes shall not affect the amount credited under the Plan. If withholding laws change as to the withholding taxability of amounts credited under the Plan, this section will automatically be read as if the withholding tax changes were incorporated herein.




                                 ARTICLE FIVE

                     CREDITING OF CONTRIBUTIONS AND AWARD

                            OF INTEREST EQUIVALENTS

      5.1 Crediting of Contributions. The amount of contributions to the Plan on behalf of a Participant for any calendar month shall be credited to the account maintained for the Participant in the Supplemental Compensation Ledger, as of the second payroll date of the month.

      For the month during which a Participant terminates employment or otherwise ceases to be eligible to be a Participant in the Plan, the amount of contributions to the Plan on behalf of such Participant for that final calendar month or partial calendar month shall be credited to the account maintained for the Participant as of the last day of his or her participation in the Plan.

      5.2 Interest Equivalents. For Participants with monthly determination dates, contributions are not credited with interest. The remainder of this
Section 5.2 applies to unvested Participants only.

      Contributions are credited with interest monthly. Each monthly contribution is assumed, for the purpose of interest calculations, to have been made on the first day of the month for which the contribution is credited; that is, contributions start earning interest retroactively to the first of the month for which the contribution is credited to the Plan, even though that credit does not take place until the end of the month.

      The interest credited each month is one-twelfth of the Interest Credit Rate in effect for that Plan Year, times the amount of principle contributed to the Plan during the current month, resulting in simple interest for months during any current Plan Year. No interest is credited for any month on amounts previously credited to the account as interest during the Plan Year.

      In addition, for undistributed amounts from prior years, interest is credited each month, at a rate of one-twelfth of the Interest Credit Rate in effect for that Plan Year, times the total amount credited to the account (interest plus principal) as of the last day of the Plan Year preceding the current Plan Year, resulting in annually compounded interest for periods prior to any current Plan Year.

      For the month during which a Participant terminates employment or experiences any other Determination Date on other than the last day of the month, Interest Equivalents for that last month will be calculated on a pro rata basis, so that the account continues to be credited with interest for as long as the individual remains a Participant.

      Interest Equivalents for unvested Participants continue accruing until the account is distributed; however, interest will not be compounded for any payment for which the period between the Determination Date and the payment date crosses over a year end.

      5.3 Determination of Account. The total amount credited to a Participant's account maintained in the Supplemental Compensation Ledger with respect to a given calendar month shall consist of (i) the aggregate amount of contributions credited to the Participant's account pursuant to Sections 4.4 and 4.5, plus
(ii) the aggregate amount of Interest Equivalents credited to such account pursuant to Section 5.2 hereof, minus (iii) the aggregate amount of distributions, if any, made from such accounts pursuant to Article Six.




                                  ARTICLE SIX

                                 DISTRIBUTIONS

      6.1 "Parachute" Effect on Amount Distributed. Any amount that is to be distributed to a Participant or Beneficiary pursuant to this Article Six shall be fixed and determined as of each Determination Date. In addition, if any portion of the Participant's benefit is an "excess parachute payment" subject to additional tax under Section 4999 of the Code, such Participant shall receive an additional benefit (the "Parachute Gross-up") which shall be equal to the amount of the additional tax under Section 4999 of the Code divided by the Gross-up Percentage. The Gross-up Percentage is the difference between the number one (1) and the rate imposed by Section 4999 of the Code. (In the year 2001, that rate is 20%)

      If the tax imposed by Section 4999 of the Code changes, (by a change in the required formula or rate or in the applicability of the tax), the formula described in the preceding paragraph will automatically change to reflect the revised calculation of a Parachute Gross-up.

      The Parachute Gross-up payment shall be made at the same time as any payment that constitutes an "excess parachute payment" is made to Participant.

      6.2 Determination Date. The undistributed amount credited to a vested Participant's account maintained in the Supplemental Compensation Ledger shall, upon each Determination Date, become distributable in accordance with the provisions of Section 6.3 hereof.

      6.3 Form and Date of Distributions. Whenever an amount credited to a Participant's account maintained in the Supplemental Compensation Ledger becomes distributable, such amount shall be distributed to such Participant in the form of a single lump sum payment. The distribution shall be paid by the Company or Subsidiary, whichever is applicable. The distribution shall be paid on the Determination Date, unless later payment is reasonably necessary under the circumstances. For vested Participants, payments may be made on the date of the Participant's second payroll of each month, if that second payroll is not more than seven days prior to the Determination Date. The first distribution to newly vested Participant shall be made on the second payroll of the month during which such Participant became vested, if the vesting occurs before that second payroll date, otherwise on the second payroll of the following month.

      6.4 Payor of Benefits. Subject to the following provisions hereof, benefits payable under the Plan with respect to a Participant's account maintained under the Supplemental Compensation Ledger with respect to contributions credited under the Plan, plus Interest Equivalents credited pursuant to Section 5.2, shall be the obligation of and paid by the Company or any Subsidiary, whichever may be applicable, or any successor pursuant to
Section 8.2, which
employed the Participant at the time of the effective date the contributions were credited. Adoption and maintenance of the Plan by the Company and any Subsidiary shall not create a joint venture or partnership relationship among or between such persons for purposes of payment of benefits under the Plan or for any other purpose.

      6.5 Claims and Appeals Procedures. When a benefit is due and payable under the Plan, the Administrative Committee may direct payment. If the Administrative Committee does not so direct, the Participant or beneficiary may submit a claim to the human resources department of the Company or Subsidiary. Under normal circumstances, a final decision on a claimant's request for benefits shall be made within ninety (90) days after receipt of the claim. However, if special circumstances require an extension of time to process a claim, a final decision may be deferred up to one hundred eighty (180) days after receipt of the claim if prior to the end of the initial ninety (90) day period, the claimant is furnished written notice of the special circumstances requiring the extension and the anticipated date of a final decision. If the claim is denied, within the applicable period of time set out above, the claimant shall receive written notification of the denial, which notice shall set forth the specific reasons for the denial, the relevant Plan provisions on which the denial is based, and the claim review procedure under the Plan. In the event that a claim is denied or in the event that no action is taken on the claim within the above-described period(s) of time, the following procedure shall be used:

            (a) First, in the event that the claimant does not timely receive the above-described written notification, the claimant's request for benefits shall be deemed to be denied as of the last day of the relevant period and the claimant shall be entitled to a full review of his claim in accordance with the following provisions of this Section.

            (b) Second, a claimant is entitled to a full review of his claim after actual or constructive notification of a denial. A claimant desiring a review must make a written request to the Administrative Committee requesting such a review, which may include whatever comments or arguments that the claimant wishes to submit. Incident to the review, the claimant may represent himself or appoint a representative to do so, and shall have the right to inspect all documents pertaining to the issue. The
      Administrative Committee, in its sole discretion, may schedule any meeting(s) with the claimant and/or the claimant's representative that it deems necessary or appropriate to facilitate or expedite its review of a denied claim.

A request for a review must be filed with the Administrative Committee within ninety (90) days after the denial of the claim for benefits was actually or constructively received by the claimant. If no request is received within the 90-day time limit, the denial of benefits will be final. However, if a request for review of a denied claim is timely filed, the Administrative Committee must render its decision under normal circumstances within sixty (60) days of its receipt of the request for review. In special circumstances the decision may be delayed if, prior to expiration of the initial 60-day period, the claimant is notified of the extension, but must in any event be rendered no later than one hundred twenty (120) days after receipt of the request. If the decision on review is not furnished to the claimant within the applicable time period(s) set above, the claim shall be deemed denied on the last day of the relevant period. All decisions of the

Administrative Committee shall be in writing and shall include specific reasons for whatever action has been taken, and the Plan provisions on which the decision is based.

      Any changes to the law governing timing requirements for the claims and appeal process of this Plan, will automatically change the timings stated in this Section 6.5.

      6.6 Facility of Payments. If the Administrative Committee determines that any person entitled to payments under the Plan is physically or mentally incompetent to handle his or her own financial affairs, the Company or any Subsidiary, whichever may be applicable, shall make such payment to the legal guardian or other personal representative of such person for the use and benefit of such person. If the Administrative Committee for any reason is unable to determine with reasonable certainty the proper person to pay as legal guardian or personal representative, the Company or Subsidiary shall pay the amount due hereunder into a court of competent jurisdiction in an interpleader proceeding for the purpose of being directed by such court as to the proper disposition of the amount due hereunder. Any such payment to a legal guardian or personal representative shall fully discharge the Company's and/or Subsidiary's obligations hereunder.

      6.7 Beneficiary Designations. Each person becoming a Participant shall file with the Administrative Committee a designation of one or more Beneficiaries to whom distribution otherwise due the Participant shall be made in the event of his death while in the Employment of the Company or a Subsidiary or after termination of Employment but prior to the complete distribution of the amount in his accounts in the Supplemental Compensation Ledger. Such designation shall be effective when received in writing by the Administrative Committee. The

Participant may from time to time revoke or change any such designation of the Beneficiary by written document delivered to the Administrative Committee.

      If there is no valid designation of Beneficiary on file with the Administrative Committee at the time of the Participant's death, or if all of the Beneficiaries designated therein shall have all predeceased the Participant or otherwise ceased to exist, the Beneficiary shall be, and any payment hereunder shall be made to, the Participant's spouse, if he or she survives the Participant, otherwise to the Participant's estate.

      If the Beneficiary, whether under a valid beneficiary designation or under the preceding sentence, shall survive the Participant but die before receiving payment hereunder, the benefits which would have been paid to the Beneficiary had he or she lived shall, unless the Participant's designation provided otherwise, be distributed to the Beneficiary's estate.




                                 ARTICLE SEVEN

                            RIGHTS OF PARTICIPANTS

      7.1 Periodic Statement to Participants. As soon as practicable after the end of each calendar quarter, or at such other time determined to be suitable (but not less often than yearly), the Administrative Committee shall cause to be prepared and delivered to each Participant a written statement showing as of the end of such calendar quarter the following information:

            (a) The balance, if any, credited to his account in the Supplemental Compensation Ledger as of the end of the preceding calendar quarter;

            (b) The amount of contributions credited to his account in the Supplemental Compensation Ledger for the calendar quarter;

            (c) The adjustments to his account to reflect the crediting of Interest Equivalents and any distributions made to the Participant for such calendar quarter; and

            (d) The new balance credited to his account as of the end of such calendar quarter.

Notwithstanding the above provisions of this Section 7.1, effective May 1, 2001, no periodic statements shall be required for any vested Participant for any month that includes a Determination Date after the Participant's first Determination Date, unless the Participant makes a written request for a statement, in which case the statement shall be issued within 30 days of PEBCO receiving the written request, unless a longer time is needed to issue the statement due to circumstances not in PEBCO's control.

      7.2   Limitation of Rights.  Nothing in this Plan shall be construed to:

            (a) Give any individual who is employed by the Company or any Subsidiary any right to be a Participant in the Plan unless or until such person shall become an Employee and be properly appointed a Participant;

            (b) Give a Participant any rights whatsoever with respect to the contributions, or Interest Equivalents credited in the Supplemental Compensation Ledger until such contributions and Interest Equivalents become distributable in accordance with the terms of the Plan;

            (c) Limit in any way the right of the Company or any Subsidiary to terminate a Participant's Employment with the Company or any Subsidiary at any time;

            (d) Except as otherwise provided under the Plan, give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company or any Subsidiary;

            (e) Give a Participant or any other person any interests or rights other than those of any unsecured general creditor of the Company or any Subsidiary; or

            (f) Be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position or at any particular rate of remuneration.

      7.3 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits. If any Participant or Beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall, in the discretion of the Administrative Committee, either cease and terminate absolutely or be held by the Company or any Subsidiary for the sole benefit of the Participant or the Beneficiary, his spouse, children, or other dependents, or any of them in such manner and in such proportion as the Administrative Committee shall deem proper, free and clear of the claims of any other part whatsoever.

      7.4 Prerequisites to Benefits. No Participant, nor any person claiming through a Participant, shall have any right or interest in the Plan, or any benefits hereunder, unless and until all the terms, conditions, and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.




                                 ARTICLE EIGHT

                                 MISCELLANEOUS

      8.1 Amendment or Termination of the Plan. The Board may amend or terminate the Plan at any time. Provided, however, the provisions of Section 8.2 which provides for payment of fully vested benefits upon termination of the Plan may not be amended without the consent of at least two-thirds of all Participants. For the purpose of the immediately preceding sentence, each Participant shall have one vote. Any such amendment or termination shall not, however, adversely affect the rights of any Participant or Beneficiary to any amounts then standing to his credit in his account in the Supplemental Compensation Ledger. For purposes of this Section 8.1, the primary Beneficiary of a deceased Participant has the rights of a Participant to be counted in determining the two-thirds number and to vote.

      8.2 Powers of the Company. The existence of outstanding and unpaid benefits under the Plan shall not affect in any way the right or power of the Company or any Subsidiary to make or authorize any adjustments,
recapitalization,   reorganization   or  other   changes  in  the  Company's  or
Subsidiary's   capital   structure  or  in  its  business,   or  any  merger  or
consolidation of the Company or any Subsidiary, or any issue of bonds, debentures, common or preferred stock, if applicable, or the dissolution or liquidation of the Company or any Subsidiary, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

      Should the Company or any Subsidiary (or any successor thereto) elect to dissolve, enter into a sale of its assets, or enter into any reorganization incident to which it is not the surviving entity, unless the surviving or successor entity shall formally agree to assume the Plan, the Plan shall terminate with respect to the Company or any Subsidiary (or any successor thereto) on the earlier of the date of closing or the effective date, whichever may be applicable, of such transaction and the full amount of any remaining unpaid benefits credited to the Supplemental Compensation Ledger of each Participant, whether or not vested, shall become fully vested and nonforfeitable if the Board approves in accordance with Section 4.6, and then all fully vested amounts shall be immediately paid to each such Participant (or Beneficiary) in a single lump sum payment of cash.

      8.3 Waiver. A waiver by the Company, any Subsidiary or any Participant of any of the terms or conditions contained in the Plan shall not be construed as a general waiver by such party of any other terms or conditions contained in the Plan, and, except to the extent prohibited by applicable law, the waiving party shall be free to reinstate any such term or condition previously waived by giving written notice to the other party.

      8.4 Separability. If any provision or provisions of the Plan shall be found to be invalid, illegal, or unenforceable in any respect, such invalid, illegal, or unenforceable provision shall be severed from the Plan and shall not affect the validity, legality and enforceability of the remainder of the Plan.

      8.5 Gender, Tense and Headings. Whenever the context requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Headings of Articles and Sections, as used herein, are inserted solely for convenience and reference and constitute no part of the Plan.

      8.6 Governing Law. The Plan shall be subject to and governed by the laws of the State of Texas and, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended, and any other applicable laws of the United States.

      8.7 Notice. Any notice required or permitted to be given under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Administrative Committee, Participant or Beneficiary at the address last furnished by such person. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the dates shown on the postmark on the receipts for registration or certification.

      8.8 Incorporation of Certain Provisions of Participants' Contracts with the Company. If any contract between a Participant and the Company includes a specific definition of just cause for termination of employment, of disability, or of involuntary termination of employment, such definition is hereby incorporated into the Plan by reference and shall override any conflicting definitions in the Plan as to that Participant.

      8.9 Effective Date. The Plan was initially effective January 1, 1991. This amendment and restatement of the Plan is effective May 1, 2001.

      IN WITNESS WHEREOF, the Company has caused this amended and restated Agreement to be executed this 8th day of March, 2002, to be effective the 1st day of May, 2001.

                                          NL INDUSTRIES, INC.

ATTEST:

                                          By  /s/Robert D. Hardy
                                          ----------------------

                                          (Title:PEBCO CHAIRMAN)
David B. Garten
------------------------------
(Title:PEBCO SECRETARY)